UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2019 (March 28, 2019)

HCA HEALTHCARE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11239	27-3865930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Plaza, Nashville, Tennessee 37203

(Address of Principal Executive Offices) (Zip Code)

(615) 344-9551

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2019, the Compensation Committee (the “Committee”) of the Board of Directors of HCA Healthcare, Inc. (the “Company”) adopted the 2019 Senior Officer Performance Excellence Program (the “Senior Officer PEP”). Under the Senior Officer PEP, the executive officers of the Company shall be eligible to earn performance awards based upon the achievement of certain specified performance targets. The Senior Officer PEP award opportunities for the Company’s named executive officers and other Group Presidents are weighted (i) 80% (and up to 90% for certain other participants) for the achievement of certain EBITDA (as defined in the Senior Officer PEP) targets and (ii) 20% (and down to 10% for certain other participants) for the achievement of targets associated with certain quality of care metrics. The EBITDA weighted portion of the American Group and National Group Presidents’ Senior Officer PEP awards is based 50% on Company EBITDA and 50% on EBITDA for their respective Group. The quality weighted portion of the Senior Officer PEP is based on each of the following three quality of care categories: Healthcare-Associated Infections (35%), Core Measures (20%) and Patient Experience (45%) (each as defined in the Senior Officer PEP).

Target Senior Officer PEP award opportunities for 2019 for the Company’s named executive officers are as follows:

•	50% of base salary for R. Milton Johnson, our Chairman;

•	170% of base salary for Samuel N. Hazen, our Chief Executive Officer;

•	125% of base salary for William B. Rutherford, our Executive Vice President and Chief Financial Officer;

•	100% of base salary for Jon M. Foster, our President — American Group; and

•	100% of base salary for Charles J. Hall, our President — National Group.

With respect to the EBITDA weighted portion of the Senior Officer PEP, participants will receive 100% of the EBITDA weighted portion of the target award for target performance, 25% of the EBITDA weighted portion of the target award for a minimum acceptable (threshold) level of performance, and a maximum of 200% of the EBITDA weighted portion of the target award for maximum performance. With respect to the quality weighted portion of the Senior Officer PEP, participants will receive 100% of the quality weighted portion of the target award applicable to each individual quality of care metric for performance at or above the target level of performance for such metric and 0% of the quality weighted portion of the target award applicable to each individual quality of care metric for performance at or below the minimum (threshold) level of performance for such metric; provided, that, (i) in the event the Company exceeds its consolidated target level of EBITDA adopted by the Committee with respect to the EBITDA weighted portion of the Senior Officer PEP, each individual quality of care metric which qualifies for 100% payout as described above will be multiplied by the EBITDA payout percentage and (ii) in the event the Company’s actual EBITDA is less than 90% of such target level of EBITDA, there will be no payment with respect to the quality weighted portion of the Senior Officer PEP.

Awards pursuant to the Senior Officer PEP will be paid solely in cash. No payments will be made for performance below specified threshold amounts. Payouts between threshold and target (with respect to the quality weighted and EBITDA weighted portions) or target and maximum (with respect to the EBITDA weighted portion) will be calculated by the Committee in its sole discretion using straight-line interpolation. The Committee may make adjustments to the terms and conditions of, and the criteria included in, awards under the Senior Officer PEP in recognition of unusual or nonrecurring events affecting a participant or the Company, or the financial statements of the Company, or in certain other instances specified in the Senior Officer PEP. In addition, in the event the applicable governmental agency adjusts any of the definitions of the quality of care metrics during the performance period, appropriate adjustments shall be made to the targets, or results, or both, to properly account for such changes, in the Committee’s sole discretion. Awards pursuant to the Senior Officer PEP are also subject to recovery or adjustment by the Company in certain circumstances in which the operating results on which the payment was based were restated or otherwise adjusted or in the event a participant’s conduct is not in good faith and materially disrupts, damages, impairs or interferes with the business of the Company and its affiliates.

The foregoing description of the Senior Officer PEP does not purport to be complete and is qualified in its entirety by reference to the Senior Officer PEP, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	HCA Healthcare, Inc. 2019 Senior Officer Performance Excellence Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2019	HCA HEALTHCARE, INC.

/s/ John M. Franck II
John M. Franck II Vice President – Legal and Corporate Secretary